EXHIBIT 10.1



[Execution Copy]                                                          V.16
                                                                      06-06-01
                                                                          (BS)


===============================================================================



                           SALE - PURCHASE AGREEMENT



                                  - between -



                         RICHFIELD INVESTMENT COMPANY



                                  ("Seller")



                                    - and -



                             GREEN 317 MADISON LLC



                                 ("Purchaser")
===============================================================================


                            Dated:      As of June 7, 2001


                         Premises:      317 Madison Avenue
                                        New York, New York

                                                                          V.16
                                                                      06-06-01
                                                                          (BS)


                            SALE-PURCHASE AGREEMENT


         AGREEMENT made as of the 7th day of June, 2001, by and between RICHFIELD INVESTMENT COMPANY, a New York limited partnership having an office at 317 Madison Avenue, Suite 1607, New York, New York 10017 ("Seller"); and GREEN 317 MADISON LLC, a New York limited liability company having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, NY 10170 ("Purchaser").

                             W I T N E S S E T H:

         WHEREAS, Seller is the fee owner and lessee under a "prime lease" of the premises known as 317 Madison Avenue, located in the City, County, and State of New York (as hereinafter defined, the "Premises"); and

         WHEREAS, Seller and Purchaser desire to enter into an agreement whereby, subject to the terms and conditions contained herein, concurrently herewith Seller shall sell, and concurrently herewith Purchaser shall purchase, all of Seller's right, title, and interest in and to the Premises;

         NOW, THEREFORE, in consideration of ten dollars ($10.00) and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto do hereby agree as follows:

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

         Section 1. Sale of Premises

         1.1 Seller hereby sells and conveys to Purchaser, and Purchaser hereby purchases from Seller, at the price and upon the terms and conditions set forth in this Agreement, all of Seller's right, title, and interest in and to the parcel or parcels of land, and the building and other improvements thereon, located at 317 Madison Avenue, City, County, and State of New York, and more particularly described in Schedule "A" hereto.

          (The parcel or parcels of land so described are hereinafter collectively referred to as the "Land" and the building and other improvements erected thereon are hereinafter collectively referred to as the "Building". The Land and the Building are sometimes herein collectively referred to as the "Premises".)


                                TOGETHER WITH:

          A. All right, title, and interest of Seller, if any, in and to all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights pertaining to the Premises;

          B. All right, title, and interest of Seller in and to all fixtures, machinery, equipment, supplies and other articles of tangible and intangible personal property owned by Seller and attached or appurtenant to, or situated in or upon, the Premises and used in connection with the maintenance or operation of the Premises (collectively, the "Personal Property"); and



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

          C. All right, title, and interest of Seller, if any, in and to: (i) all strips and gores and all alleys adjoining the Land; (ii) the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and in and to any award to be made in lieu thereof; and
          (iii) any unpaid award for any taking by condemnation of the Land or the Building, subject in each case to Section 17 hereof, or for any damage thereto by reason of a change of grade of any street, road or avenue.

          (The Premises, together with all of the foregoing items listed in clauses A. through C. above, are herein sometimes collectively referred to as the "Property".)

         Section 2. Purchase Price

               (a) The purchase price for the Premises (the "Purchase Price") is ONE HUNDRED THREE MILLION FIVE HUNDRED THOUSAND ($103,500,000) DOLLARS, payable simultaneously with the execution and delivery of this Agreement and the consummation of the transactions described in this Agreement, by the bank wire transfer of immediately available funds in such amount to an account or accounts of Seller or of such other party or parties as may be designated by Seller, in either case in accordance with Seller's written direction to Purchaser given concurrently with the execution and delivery hereof.

         2.2 Seller and Purchaser agree that no portion of the Purchase Price is allocable to the Personal Property and that such property has no value apart from the Premises.



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         Section 3. Apportionments

         3.1 The following shall be apportioned with respect to the Premises between Seller and Purchaser concurrently with the execution and delivery hereof and the consummation of the transactions described in this Agreement (the "Closing"), as of midnight of the night preceding the date hereof (the "Closing Date"):

               (a) Monthly base rents ("Base Rents") and "Additional Rents" (as hereinafter defined) and other amounts payable by "Tenants" (as hereinafter defined), if, as and when collected;

               (b) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal years, respectively, for which the same are assessed, except that if there is a water meter on the Premises, then apportionment of the metered water charges shall be made in accordance with Section 3.6; for purposes of this Agreement, taxes or assessments imposed by any business improvement district in which the Premises is located shall be treated as and included in real estate taxes;

               (c) value of fuel stored at the Premises, at Seller's cost, including any taxes, on the basis of a statement from Seller's supplier;

               (d) charges and payments under "Contracts" (as hereinafter defined) which are assigned to Purchaser pursuant to Section 12.1(d) hereof;

               (e) any prepaid items of operating expenses relating to the Premises including annual permit and inspection fees;

               (f) to the extent Purchaser has not arranged a transfer of accounts effective as of the Closing Date, utilities, including telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings;

               (g) transferable deposits, if any, with telephone and other utility companies and any other persons or entities who supply goods or services in connection with the Premises, if assigned (at Purchaser's election) to Purchaser at the Closing, in which case the amounts of such deposits shall be credited in their entirety to Seller;

               (h) Seller's share, if any, of all revenues from the operation of the Premises other than rents and Additional Rents (including parking charges, and telephone booth and vending machine revenues), if, as and when received;

               (i) permitted administrative charges, if any, on those Tenants' security deposits transferred by Seller pursuant to Section 12.1(c);

               (j) wages (including the related payroll taxes), vacation pay, pension and welfare benefits, and other fringe benefits of all persons employed at the Premises whose employment was not terminated at or prior to the Closing; to the extent applicable, such items shall be apportioned in accordance with any rules or procedures provided for under the "Union Contracts" (as hereinafter defined); and

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

               (k) such other items as are customarily apportioned between Seller and purchasers of real properties of a type similar to the Premises and located in the City and County of New York.

         3.2 [Intentionally Deleted]


         3.3 (a) If on the Closing Date any Tenant is in arrears in the payment of Base Rent or Additional Rent, or has not paid the Base Rent payable by it for the month or the Additional Rent payable by it for the billing period in which the Closing occurs (whether or not such Tenant is in arrears for such month or billing period on the Closing Date), then any Base Rents and Additional Rents received by Purchaser or Seller from such Tenant (hereinafter, even if such Tenant is not in arrears, referred to as a "Delinquent Tenant") after the Closing shall be apportioned, paid, and applied, on a tenant-by-tenant basis, in the following order of priority:

                    (i) first, to Seller for application to past due
               Additional Rents for the item described as "Retro Electric" on the last page of the "Arrearages Schedule" (hereinafter defined) annexed hereto, which item represents electricity charges billed, due and unpaid for the calendar year 2000;

                    (ii) then, to Seller for application to past due Base
               Rents and to past due Additional Rents for electricity, in each case for the month preceding the month in which the Closing occurred, and as more fully shown on the Arrearages Schedule;

                    (iii) then, to apportionment between Seller and Purchaser
               for application to past due Base Rents and to past due Additional Rents for electricity, in each case for the month in which the Closing occurred;

                    (iv) then, to Purchaser for application to Base Rents and
               to Additional Rents for electricity due and unpaid for any month or months following the month in which the Closing occurred;

                    (v) then, to Seller for application to Base Rents and to
               Additional Rents for electricity due and unpaid for any month or months prior to the month preceding the month in which the Closing occurred, as more fully shown on the Arrearages Schedule;

                    (vi) then, to Seller for application to all other past due
               Additional Rents for the billing period preceding that in which the Closing occurred, as more fully shown on the Arrearages Schedule;

                    (vii) then, to apportionment between Seller and Purchaser
               for application to all other past due Additional Rents for the billing period in which the Closing occurred;

                    (viii) then, to Purchaser for application to all other
               past due Additional Rents for any billing period or periods following the billing period in which the Closing occurred;

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

                    (ix) then, to Seller for application to all other past due
               Additional Rents for any billing period or periods prior to the billing period preceding the billing period in which the Closing occurred, as more fully shown on the Arrearages Schedule.

         (b) If any Base Rents or Additional Rents, or any portion of either thereof, received by Seller or Purchaser after the Closing are due and payable to the other party by reason of the above allocation, then the appropriate sum, less a proportionate share of any reasonable attorneys' fees and reasonable costs and expenses expended in connection with the collection thereof, shall be held in trust by the recipient party for the other party and promptly paid to such other party. If any payment shall be received by Seller or Purchaser after the Closing from a Delinquent Tenant, then the proceeds thereof shall be applied in accordance with the order of priority provided in
Section 3.3(a) above, regardless of whether any other application may have been denoted thereon or in any accompanying written communication by such Tenant.

         3.4 (a) If any Tenants are required to pay percentage rent, escalation or "pass-through" charges for real estate taxes, fuel, electricity, labor, porter's wage or other operating expenses, parking charges, cost-of-living increases, common area maintenance charges, or other charges of a similar nature ("Additional Rents"), and any Additional Rents are received by Purchaser after the Closing Date, or by Seller before or after the Closing Date, from a Tenant other than a Delinquent Tenant, then such Additional Rents shall be applied as follows:

               (i) first, to Seller for application to Additional Rents for the billing period preceding that in which the Closing occurred;

               (ii) then, to apportionment between Seller and Purchaser for application to Additional Rents for the billing period in which the Closing occurred; and

               (iii) then, to Purchaser for application to Additional Rents for the billing period or periods following the billing period in which the Closing occurred.

Each party shall hold any Additional Rents so received by it in trust for the party so entitled thereto, and shall promptly remit to such party the amounts thereof which are payable to such party pursuant to such order of priority.

         (b) With respect to any percentage rents and other Additional Rents for the calendar year in which the Closing occurs, if and to the extent the same are not determined, billed, or collected until after the end of such year, or, if applicable, until after the close of a lease year ending after the Closing Date, then (i) the same shall be apportioned and appropriate settlement between the parties made promptly after such determination, billing, and collection; and (ii) if any such percentage or other Additional Rents are ordinarily not billed to a Tenant until after the close of the calendar year in which the Closing occurs, or, if applicable, until after the close of a lease year ending after the Closing Date, then the same shall be billed by Purchaser after the end of such calendar year or lease year, as the case may be, as promptly as permitted under the applicable terms of such Tenant's Lease and Seller shall provide Purchaser with the information necessary to accomplish such billing (to the extent such information is not in Purchaser's possession). Notwithstanding anything in the preceding sentence to the contrary, if there shall be any unbilled Additional Rents attributable in whole or in part to any period prior to the Closing Date which may be billed to Tenants at any time after the Closing, then, if Seller so requests, the same shall be billed by Purchaser for Seller's account after the Closing promptly after such request by Seller.

         (c) The apportionment of percentage rents, if any, shall be made on the basis of a full calendar year or lease year, as the case may be, and on the basis of such rents having been earned ratably throughout such year. For example, if percentage rent for a lease shall be based upon the lease year July 1, 2000 through June 30, 2001, or any other lease year which includes and ends after the Closing Date, then the annual percentage rent attributable to such lease year shall be divided by 365 to determine the average percentage rent per diem, and Seller and Purchaser shall each be entitled to that portion of such annual percentage rent equal to the product obtained by multiplying such per diem rent by the number of days within such lease year that Seller and Purchaser, respectively, owned the Premises.

         3.5 (a) After the Closing, Seller shall continue to have the right, in its own name, to bill, demand payment of, and collect rent and Additional Rent arrearages owed to Seller by any Tenant on the Closing Date, or arrearages owed to Seller after the Closing Date in the case of any Additional Rents attributable to the period prior to the Closing Date and not billed until after the Closing Date, which right shall include the right to continue or commence legal actions or proceedings against any Tenant for the payment of such

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

arrearages (provided, however, that Seller shall not commence or continue any legal action or proceeding to terminate a Tenant's tenancy), and delivery of the "Space Lease Assignment" (as hereinafter defined) shall not constitute a waiver by such Seller of such right. At no cost to Purchaser, or if Purchaser incurs any out-of-pocket cost with Seller's prior written consent, then Seller agrees to reimburse Purchaser for same, Purchaser agrees reasonably to cooperate with Seller, and Seller agrees reasonably to cooperate with Purchaser, after the Closing in connection with all efforts by Seller or Purchaser, respectively, to collect such past due rents and Additional Rents from any Tenant so in arrears. Such cooperation by each party ("cooperating party") at the request of the other ("requesting party") shall include (i) in the case of Purchaser as the cooperating party, adding such rent arrearages to Purchaser's bills to such Tenant for current rent obligations; (ii) testifying on behalf of the requesting party; (iii) delivering to the requesting party, upon request, any relevant books and records (including any rent or Additional Rent statements, receipted bills and copies of Tenant checks used in payment of such rent or Additional Rent); (iv) executing such consents or other documents as may be reasonably requested by the requesting party; and (v) taking such other reasonable actions as may be reasonably requested by the requesting party in order to assist such party in the collection of such rents and Additional Rents.

         (b) Purchaser shall not waive, compromise, settle, release or discharge any claims against any Tenants for any past due rent or Additional Rent owed to Seller without the prior written consent of Seller.



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

         (c) Purchaser shall furnish Seller with copies of all bills for rent or Additional Rent (to the extent such bills include items or amounts apportionable to Seller) rendered by Purchaser after the Closing with respect to the year (lease year or calendar year, as the case may be) in which the Closing occurs. Seller shall be given reasonable access by Purchaser after the Closing, on reasonable prior notice to Purchaser, to Purchaser's books and records with respect to the Premises in order to enable Seller to ascertain and verify rent collections and the like for purposes of determining Seller's rights to any apportionments to be paid to Seller after the Closing under this
Section 3.

         3.6 To the extent water charges and sewer rent are based on the water meters on the Premises, such items shall be apportioned on the basis of the most recent meter readings available as of the Closing Date, subject to reapportionment after the Closing when the next readings becomes available.

         3.7 [Intentionally Deleted]


         3.8 (a) In the event Seller shall in the past have made any overpayments with respect to real estate taxes or water or sewer charges or similar items, which overpayments were not otherwise adjusted hereunder, then, and in such event, any refunds with respect to such overpayments shall remain the sole and absolute property of Seller, and Purchaser hereby relinquishes all claims thereto. If and to the extent any overpayments of such items were apportioned at Closing, then the corresponding refunds shall be similarly apportioned. Any refunds arising from any such overpayment received by Purchaser after the Closing and payable to Seller pursuant to this Section shall be held by Purchaser in trust for Seller and remitted forthwith to Seller.

         (b) Without limiting the generality of Section 3.8(a): all net real estate tax refunds and credits attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of Seller; all net tax refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of Purchaser; and all net tax refunds and credits attributable to the tax year in which the Closing occurs shall be apportioned between Seller and Purchaser according to the respective portions of such year (i) prior to the Closing Date and (ii) on and after the Closing Date. With respect to each tax refund or credit in Section 3.8(a) or in this Section 3.8(b) described, there shall be apportioned between the parties and deducted therefrom all reasonable expenses, including, without limitation, reasonable counsel fees and disbursements and reasonable consultant's fees, actually incurred in obtaining such refund. All tax refunds to be paid to either party after the Closing as contemplated under this Section 3.8 shall be net of any amounts due to Tenants on account of any such tax refunds, and Seller and Purchaser shall jointly determine such amount(s) (if any) due Tenants and direct the Seller's tax protest or certiorari counsel to deduct such amounts from the gross tax refund and to forward the same to the appropriate Tenant(s) prior to making any payment to Seller or Purchaser (as the case may be).

         3.9 If any of the items subject to apportionment under the foregoing provisions of this Section 3 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in



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

computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed. No party shall have the right to require the recomputation of a Closing apportionment or the correction of an error or omission in a Closing apportionment unless such party (a) has obtained the previously unavailable information or has discovered the error or omission, and (b) has given notice thereof to the other party together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation.

         3.10 Except to the extent otherwise in this Section 3 expressly provided, the "customs in respect to title closings" adopted by the Real Estate Board of New York, Inc. shall apply to the apportionments and other matters treated in this Section 3.

         3.11 The obligations of the parties under this Section 3 shall survive the Closing for a period of one year, and thereafter with respect to any claims properly asserted in writing by any party against the other prior to the expiration of such period.

         Section 4. Closing Date

         4.1 The delivery of the "Deed" (as hereinafter defined) and other Closing instruments, and the consummation of the transactions contemplated by this Agreement (the "Closing"), shall take place concurrently with the execution and delivery hereof, at the offices of FischbeinoBadillooWagneroHarding, 909 Third Avenue, New York, New York.



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         Section 5. Permitted Encumbrances

         5.1 Seller is concurrently herewith conveying the Premises, and Purchaser is concurrently herewith accepting title to the Premises, subject only to those matters set forth on Schedule "B" annexed hereto (collectively, the "Permitted Encumbrances").

         Section 6. Title

         6.1 Purchaser is concurrently herewith procuring, at its sole cost and expense, fee title insurance pursuant to Title Commitment No. NY 010058, dated April 23, 2001 and redated as of the Closing Date, issued by Commonwealth Land Title Insurance Company (the "Title Commitment" and "Commonwealth", respectively).

         Section 7. Violations; Administrative Code Obligations

         7.1 The parties acknowledge and confirm that the Premises are being conveyed, and Purchaser is accepting the Premises and title thereto, subject to all violations of laws, ordinances, orders, and regulations, if and any, noted in or issued by any governmental agency or authority having jurisdiction in the matter against or affecting the Premises ("Violations"), whether noted or issued prior or subsequent to the date of this Agreement, and any conditions giving rise to or constituting Violations, even if not so noted or issued, without any abatement of or credit against the Purchase Price.



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         Section 8. Representations and Warranties of Seller

         8.1 Seller represents and warrants to Purchaser as follows with respect to itself:

               (a) Seller is a limited partnership duly formed and validly subsisting under the laws of the State of New York.

               (b) Seller has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Seller pursuant to this Agreement (collectively, "Seller's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Seller's Documents.

               (c) The execution and delivery of this Agreement and Seller's Documents by Seller and the performance of Seller's obligations hereunder and thereunder do not and will not contravene any provision of the Certificate of Limited Partnership or Limited Partnership Agreement of Seller, or any judgment, order, decree, writ or injunction issued against Seller. The consummation of the transactions contemplated hereby will not result in a breach of or constitute a default or event of default by Seller under any agreement to which Seller or any of its assets will remain subject or bound immediately following such consummation.

               (d) Seller is not a "foreign person" within the meaning of
          Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("FIRPTA").



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

         8.2 Seller represents and warrants to Purchaser as follows with respect to the Premises:

               (a) To Seller's knowledge: (i) there are no leases, licenses or other occupancy agreements, or any modifications, amendments or supplements thereof (collectively, "leases"), entered into by Seller affecting any portion of the Premises on the date hereof, except for the leases, and any modifications, amendments or supplements thereof, described in the schedule of leases annexed as Schedule "C" hereto (such schedule, the "Lease Schedule", and the leases, and any modifications, amendments or supplements thereof described on such schedule, collectively, the "Leases"); and (ii) the "Addendum to Lease Schedule" sets forth all of Seller's obligations for outstanding, unpaid tenant allowances or contributions towards tenant improvements owed by Seller.

               (b) To Seller's knowledge: (i) the Leases set forth the entire agreements between Seller and the tenants thereunder ("Tenants") for the use and occupancy of their respective demised premises; and (ii) no Tenant is in arrears in the payment of rent for more than the current calendar month, except as set forth in the tenant arrearages schedule annexed as Schedule "D" hereto (the "Arrearages Schedule").

               (c) To Seller's knowledge, unless otherwise indicated on the Lease Schedule, Seller has received no written notice from any

          Tenants claiming any extension, renewal, expansion, or termination options other than as set forth in their Leases.

               (d) Except as otherwise set forth in the schedule of security deposits annexed as Schedule "E" hereto ("Security Deposit Schedule"), there are no Tenant security deposits being held by Seller.

               (e) The Leases furnished or made available to Purchaser and initialed by both Seller and Purchaser are true and complete copies thereof.

               (f) Seller has not entered into any employment contracts relating to the Premises that would be binding upon Purchaser, except that Seller is a party to or is otherwise bound by the collective bargaining agreements between the Realty Advisory Board on Labor Relations, Inc. and the following labor unions ("Unions"):
          (i) Local 32B-32J of the Service Employees International Union, AFL-CIO, covering (for the two year period ending December 31, 2001) all of the employees of Seller employed at the Premises below the level of Chief Engineer; and (ii) Local Union Nos. 94, 94A, and 94B of the International Union of Operating Engineers, covering (for the two year period ending December 31, 2003) the employee employed by Seller at the Premises as Chief Engineer (collectively, the "Union Contracts").

               (g) Schedule "F" annexed hereto is a schedule (the "Payroll Schedule") listing all of the employees currently employed by Seller at the Premises (such persons, collectively, the "Employees") and, to Seller's knowledge, the information contained therein is true and correct in all material respects as of the date thereon.

               (h) To Seller's knowledge, there are no service contracts, including management, brokerage, and operating agreements (collectively, "contracts"), affecting the Premises on the date hereof, except for the contracts described in Schedule "G" annexed hereto (such schedule, the "Contracts Schedule", and the contracts shown on such schedule, collectively, the "Contracts").

               (i) The Contracts Schedule also sets forth (A) all accrued and unpaid leasing commissions due or to become due by Seller to "WPG" (hereinafter defined) or any outside broker shown thereon with respect to the currently effective term of any Lease ("Current Commissions"), and (B) to Seller's knowledge, ___ those Leases as to which commissions ("Future Commissions") may hereafter become due to WPG or any outside broker shown thereon in the event the tenant thereunder exercises any extension, renewal or expansion options, the brokers to whom such commissions would be payable, and the rates at which such commissions would be calculated.

               (j) The copies of the Contracts furnished or made available to Purchaser and initialed by both Seller and Purchaser are true and complete copies of the originals represented thereby.

               (k) There are no real estate tax protest proceedings pending with respect to the Premises, except for (A) the currently pending tax certiorari proceeding with respect to the 2000/2001 tax year, and (B) the tax protest application filed with respect to the 2001/2002 tax year (and which latter is being assigned to Purchaser concurrently herewith).

         8.3 (a) By accepting the Deed, Purchaser acknowledges that it has received and accepted copies of the Leases, the Contracts, and certain other "Property Information" (as hereinafter defined), or that the same have been furnished or made available to it by Seller, and that Purchaser has reviewed the same to its satisfaction (subject to Seller's representations and warranties contained in Section 8.2). To the extent that the copies of the Leases and the Contracts furnished or made available to Purchaser and initialed by both Seller and Purchaser contain provisions or information that is inconsistent with the foregoing representations and warranties of Seller as to the Leases, the Tenants, and the Contracts, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to the actual Leases and Contracts so initialed.

         (b) To the extent a "Tenant Estoppel" (as hereinafter defined) is delivered by Seller to Purchaser at Closing in respect of any Lease, then Seller's representations and warranties made in Section 8.2(b), (c), (d), and
(e) with respect to such Lease, and the Tenant thereunder, shall be merged into such estoppel and superseded thereby, and shall not survive the delivery thereof, to the extent the contents of such estoppel address the subject matter of such representations and warranties.

         8.4 As used in this Agreement, the term "Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge, of (a) Andrew Russnok, President of the General Partner of Seller; and (b) (i) Ronald
M. Picket and (ii) Stephen M. Rochlin, officers of the managing agent for the Premises, Williamson, Picket, Gross, Inc. ("WPG"), which latter persons are the officers of such agent responsible for managing and operating the Premises. None of the aforementioned persons shall have had any obligation to make any independent inquiry or investigation, except that Mr. Picket (and only Mr. Picket) shall have been required to make "reasonable inquiry"; i.e., inquiry limited to oral inquiries of Rob Leitner, Antoinette Greenstone, Ed Broderick, and Violet Harris, employees of WPG involved in leasing the Premises, as to whether such individuals have, at the time of such oral inquiry, have actual knowledge of any Tenant extension, renewal, expansion, or termination options which are not contained in the Leases or actual knowledge of any Lease expiration dates which are other than as set forth in the Leases.

         8.5 Notwithstanding anything contained in this Agreement to the contrary:

               (a) Purchaser hereby expressly and irrevocably waives, relinquishes and releases all rights or remedies available to it at law, in equity, under this Agreement, or otherwise to make a claim against Seller for any damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as a result of any surviving representations or warranties of Seller in this Agreement and/or in Seller's Documents being untrue or incorrect if (i) Purchaser had actual knowledge that such representation or warranty was untrue or incorrect at the time of the Closing and Purchaser nevertheless closed title hereunder; or (ii) Purchaser's actual damages as a result of any such surviving representations or warranties being untrue or incorrect are less than $250,000.00 (the "Basket"), in the aggregate; and

               (b) If pursuant to subparagraph (a) immediately preceding, Purchaser shall not be deemed to have waived, relinquished and released all rights or remedies available to it at law, in equity, under this Agreement, or otherwise as therein provided, then the aggregate liability of Seller arising pursuant to or in connection with any untrue or incorrect surviving representations or warranties of Seller in this Agreement and/or in Seller's Documents shall not exceed $1,500,000 above the Basket. For example, (A) if Purchaser's actual damages amount to $1,500,000, then Seller's liability will equal $1,250,000 , and (B) if Purchaser's actual damages amount to $1,750,000 or more, then Seller's liability will equal, or be "capped at", $1,500,000.

         The provisions of this Section 8.5 shall survive the Closing.

         8.6 Except where a longer period is expressly provided, or no fixed survival period is set forth, herein for any representations and warranties of Seller which this Agreement expressly provides shall survive the Closing, none of the representations and warranties of Seller set forth in Section 8.1 or
8.2 or elsewhere in this Agreement shall survive the Closing except as follows: (i) Seller's representations and warranties set forth in Section 8.1(a), (b), and (c) shall survive the Closing for a period of six months;
(ii) Seller's
representation and warranty set forth in Section 8.1(d) shall survive the Closing for the duration of any statutory period of limitations applicable thereto; and (iii) Seller's representations and warranties set forth in
Section 8.2(a)-(k) shall survive the Closing for a period of four months, except to the extent deemed merged into any Tenant Estoppel under Section 8.3(b).

         8.7 Any claim asserted by Purchaser against Seller for breach of a surviving representation or warranty must, as a condition precedent, be asserted by notice given to Seller prior to the expiration of the applicable survival period therefor, which notice must set forth in reasonable detail the basis for such claim.

         Section 9. Representations and Warranties of Purchaser

         9.1 Purchaser represents and warrants to Seller as follows:

               (a) Purchaser is a limited liability company, duly formed and validly existing in good standing under the laws of the State of New York.

               (b) Purchaser has the full legal right, power and, authority, to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Purchaser's Documents.

               (c) The execution and delivery of this Agreement and Purchaser's Documents by Purchaser and the performance by Purchaser of its obligations hereunder and thereunder do not and will not contravene any provision of the Articles of Organization or Operating Agreement of Purchaser, or any judgment, order, decree, writ or injunction issued against Purchaser. The consummation of the transactions contemplated hereby will not result in a breach of or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets is subject or bound.

               (d) There are no pending actions, suits, proceedings or investigations to which Purchaser is a party before any court or other governmental authority which might have an adverse impact on Purchaser's ability to consummate the transactions contemplated hereby.

         9.2 Except where a longer period is expressly provided, or no fixed survival period is set forth, herein for any representations and warranties of Purchaser which this Agreement expressly provides shall survive the Closing, the representations and warranties of Purchaser set forth in Section 9.1 and elsewhere in this Agreement shall survive the Closing for a period of six months.

         9.3 Any claim asserted by Seller against Purchaser for breach of a surviving representation or warranty must, as a condition precedent, be asserted by notice given to Purchaser prior to the expiration of the applicable survival period therefor, which notice must set forth in reasonable detail the basis for such claim.

         Section 10. Costs of Transaction; Transfer Taxes

         10.1 [Intentionally Deleted]


         10.2 Concurrently herewith Seller is delivering a check in good funds payable to the order of the recording officer or other tax collecting authority of the county in which the Deed is to be recorded, or to the Title Company, for the amount of the documentary stamps to be affixed thereto or transfer taxes payable in accordance with Article 31 of the Tax Law of the State of New York, and the return, if any, required thereunder, duly signed by Seller. Concurrently herewith Purchaser is countersigning such return and Purchaser hereby agrees to cause such check and return to be delivered to the appropriate county recording officer promptly after the Closing Date.

         10.3 Concurrently herewith Seller is delivering a check in good funds payable to the order of the applicable tax collecting authority, or to the Title Company, for the amount of the Real Premises Transfer Tax imposed by Title II of Chapter 46 of the Administrative Code of the City of New York, together with the return required by such statute and the regulations issued pursuant to the authority thereof, duly signed and sworn to by Seller. Concurrently Purchaser is countersigning and swearing to such return and Purchaser hereby agrees to cause such check and such return to be delivered to the appropriate county recording officer promptly after the Closing Date.

         10.4 The tax returns described in the preceding provisions of this
Section 10 are hereinafter collectively called the "Transfer Tax Returns".

         Section 11. [Intentionally Deleted]


         Section 12. Documents and Items to be Delivered by Seller at Closing

         12.1 Concurrently herewith Seller is executing, acknowledging and/or delivering (or causing to be delivered), as applicable, the following to Purchaser or the Title Company, as applicable:

               (a) A bargain and sale deed without covenants against grantor's acts (the "Deed"), in the form annexed hereto as Exhibit "A";

               (b) A "Termination of Prime Lease", in the form annexed hereto as Exhibit "B";

               (c) An Assignment and Assumption of Leases and Security Deposits, (the "Space Lease Assignment"), in the form annexed hereto as Exhibit "C"; Purchaser shall assume Seller's obligations for the outstanding, unpaid tenant allowances or contributions toward tenant improvements owed by Seller shown on the "Addendum to Lease Schedule" annexed hereto and at Closing Seller shall credit Purchaser for the amounts thereof;

               (d) An Assignment and Assumption of Contracts, Licenses and Building Plans (the "Contract and License Assignment"), in the form annexed hereto as Exhibit "D", assigning all of Seller's right, title and interest, if any, in and to

          (i) the Contracts; (ii) all assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental authority (collectively, the "Licenses"); and (iii) all assignable building plans and specifications and guarantees and warranties for any real or personal property being transferred pursuant to this Agreement;

               (e) A Bill of Sale (the "Bill of Sale"), in the form annexed hereto as Exhibit "E";

               (f) True and complete originals or, if not in Seller's possession or control, copies certified by Seller or its management agent as being true and complete, of all Leases, and any amendments, guarantees and other documents relating thereto, together with a schedule of all Tenant security deposits thereunder and the accrued interest on such security deposits payable to Tenants which are in the possession of or received by Seller, and a good, unendorsed certified or official bank check drawn on or by a New York Clearing House Association member bank payable to the order of Purchaser, or a credit to Purchaser against the Purchase Price, in the aggregate amount of such security deposits and accrued interest thereon payable to Tenants which are in the possession of or received by Seller, less the prorated portion of permitted administrative charges entitled to be retained by Seller; with respect to any lease security deposits, such as letters of credit, which are other than cash, Seller shall execute and deliver to Purchaser at the Closing the original letters of credit or other instruments (and grant Purchaser a credit at Closing for all letter of credit transfer fees) and any appropriate instruments of assignment or transfer (including signature guarantees), without warranty or representation that such security may be converted to cash. Seller shall reasonably cooperate with Purchaser for a period of one year after the Closing in order to effectuate the completion of such assignments and/or transfers, or presentment of or draw on any letter of credit security deposit;

               (g) Notices by Seller to Tenants (the "Tenant Notices") and to the vendors or other parties under the Contracts being assumed hereunder by Purchaser (the "Contractor Notices"), in the forms annexed hereto as Exhibits "F" and "G", respectively;

               (h) A copy of the consent of the partners of Seller whose consent is required in the matter, authorizing the execution, delivery and performance of this Agreement by Seller, certified as being true, correct, and in force and effect by the general partner or another authorized representative of Seller, together with a copy of the partnership agreement (for delivery to, and subject to the approval of, the Title Company only), similarly certified.

               (i) Possession of the Premises, subject to the Permitted Encumbrances and to any Unacceptable Encumbrances waived in writing by Purchaser;

               (j) The Transfer Tax Returns;

               (k) A "Non-Foreign Person" Certification signed by Seller, in the form of Exhibit "H" annexed hereto; Purchaser agrees that upon Seller's delivery of such Certification, Purchaser shall not withhold any portion of the Purchase Price pursuant to FIRPTA;

               (l) All files, records, plans and specifications in Seller's possession or control relating to the construction, maintenance, operation and leasing of the Premises and not previously delivered to Purchaser, including (without limitation) all records reasonably necessary to bill Base Rents and Additional Rents to Tenants for all periods prior to and following the Closing;

               (m) Estoppel letters or certificates from Tenants under Leases demising, in the aggregate, at least 65% of the rented square footage of the Building ("Tenant Estoppels"), substantially in the form annexed hereto as Exhibit "I" or such other form as may be required by a Tenant`s Lease in the case of any Tenant refusing to execute such annexed form;

               (n) [Intentionally Deleted]


               (o) [Intentionally Deleted]


               (p) An assignment, without representation, warranty, or recourse of any kind, of the environmental and engineering reports included in the Property Information delivered to Purchaser, prepared by Levien & Company, against Purchaser's reimbursement to Seller at Closing of Seller's payment of the fees and expenses actually charged by such firm for the preparation of such reports, in the aggregate amount of $21,656.56; Seller shall deliver a copy of such firm's invoice, marked "PAID", as a condition to obtaining such reimbursement;

               (q) An instrument or instruments signed by Seller and WPG terminating the existing management and leasing agreements with WPG for the Premises; at Closing Seller shall pay or otherwise discharge all of the Current Commissions, and Purchaser shall, by the same or other instrument, assume the obligation to pay all Future Commissions against a release by WPG of any liability by Seller therefor;

               (r) Notices to the Unions and the Employees terminating the employment of the Employees, effective immediately prior to the Closing Date, in the forms heretofore approved by Seller and Purchaser; and

               (s) All other documents and items Seller is required to deliver pursuant to this Agreement.

          Section 13. Documents and Items to be Delivered by Purchaser at
                      Closing

         13.1 Concurrently herewith Purchaser is executing, acknowledging and/or delivering, as applicable, the following to Seller:

               (a) The Purchase Price, subject to apportionments, credits and adjustments as provided in this Agreement, and payment of any other sums required to be paid by Purchaser hereunder;

               (b) [Intentionally Deleted]


               (c) The (i) Space Lease Assignment, and (ii) Contract and License Assignment (but Purchaser's assumption of obligations under the latter shall be limited to the Contracts);

               (d) [Intentionally Deleted]


               (e) (i) Copies of (A) the Articles of Organization of Purchaser and of those provisions of its Operating Agreement relevant to the authorization of the transactions contemplated hereunder, and (B) the consents of the members of Purchaser whose consent is required in the matter, authorizing the execution, delivery and performance of this Agreement by Purchaser, certified in each case as being true, correct, and in force and effect by a manager or other authorized representative of Purchaser; (ii) a good standing certificate issued by the state of formation of Purchaser, dated not earlier than 30 days prior to the Closing Date; and (iii) an incumbency certificate executed by a manager or other authorized representative of Purchaser or of its constituent members certifying as to the signatures of those individuals executing any documents or instruments on behalf of Purchaser in connection with the transactions contemplated herein;

               (f) The Transfer Tax Returns;

               (g) Form 1099 S, in compliance with Section 6045(e) of the Internal Revenue Code of 1986, as amended;

               (h) The reimbursement to Seller called for under Section
          12.1(p);

               (i) The instrument or instruments described in Section 12.1(q), to the extent Purchaser is required to be a party thereto under such Section; and

               (j) All other documents and items Purchaser is required to deliver pursuant to the provisions of this Agreement.

         Section 13A. Union Contracts; Union Escrow

         13A.1 In connection with the Union Contracts and the Employees, Purchaser agrees fully to comply with the provisions of Sections 13A.3 - 13A.6 below.

         13A.2 Purchaser hereby indemnifies and agrees to defend and hold Seller free and harmless from and against any and all liability, claims, actions, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising under the Union Contracts on and after the Closing Date. Without limiting the generality of the preceding sentence, Purchaser hereby indemnifies and agrees to defend and hold Seller free and harmless from and against any and all liability, claims, actions, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising out of a claim arising on and after the Closing Date that Purchaser has failed to adopt the Union Contracts and assume the obligations of an employer thereunder, or has failed to offer employment to all of the Employees pursuant to the Union Contracts. Seller hereby indemnifies and agrees to defend and hold Purchaser free and harmless from and against any and all liability, claims, actions, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising under the Union Contracts before the Closing Date.

         13A.3 At the Closing, (a) Purchaser shall establish the "Union Escrow" (hereinafter defined) in accordance herewith, and (b) Greenberg Traurig, LLP, Purchaser's outside counsel, shall deliver a letter (the "Labor Letter") addressed to Seller, setting forth such counsel's determination, under the Union Contracts and under the federal pension protection law commonly known as "ERISA", of the probable liability which would be incurred by Seller as a result of Purchaser's failure to offer employment to and to hire any of the Employees (the "No-Hire Liability Amount").

         13A.4 At the Closing, Purchaser shall deposit with "Escrow Agent" (hereinafter defined) the sum of $216,096.49, by wire transferred funds (the "Union Escrow"). In the event Seller shall incur any cost or liability, including any withdrawal liability under ERISA, as a result of Purchaser's failure to adopt the Union Contracts and assume the obligations of an employer thereunder, or to offer employment to any of the Employees pursuant to the Union Contracts (excluding amounts, if any, that are the subject of grievances pending prior to the Closing Date and not arising out of Purchaser's failure to adopt the Union Contracts and assume the obligations of an employee thereunder or Purchaser's failure to offer employment to any of the Employees pursuant to the Union Contracts), then Purchaser shall pay or reimburse Seller therefor, it being understood and agreed that the Union Escrow is not a limitation on Purchaser's obligations hereunder. In furtherance, but not in limitation, thereof, Seller shall be entitled to receive, in accordance with the terms hereof, all or any portion of the Union Escrow on account thereof.

         13A.5 If Purchaser shall offer employment to any Employee following the Closing, then Escrow Agent, upon notice from Purchaser, a copy of which notice shall concurrently be given by Purchaser to Seller, shall release the portion of the Union Escrow allocable to such employee, as shown on the Labor Letter, to Purchaser. If Purchaser shall fail to offer employment to any Employee, as to which Employee Seller was credited at Closing by Purchaser with the allocable No-Hire Liability Amount (as shown on the Closing Adjustment Statement being executed by the parties concurrently herewith), then Escrow Agent shall, upon notice from Purchaser, a copy of which notice shall concurrently be given by Purchaser to Seller, release the portion of the Union Escrow allocable to such Employee, as shown on the Labor Letter, to Purchaser. Escrow Agent is hereby irrevocably authorized and directed to release any remaining portion of the Union Escrow to Seller 10 days after receipt by Escrow Agent of notice (a copy of which shall also be delivered to Purchaser) from Seller (a) that Seller has incurred any cost or liability under Section 13A.4 in an amount equal to some or all of the No-Hire Liability Amount, or that the Union Escrow (or a portion thereof) is payable to any or all of the Employees, or to the Unions or their related pension or other benefit funds, other than the amounts previously paid by Purchaser, and (b) requesting Escrow Agent to release the Union Escrow (or a portion thereof) to Seller in payment thereof.

         13A.6 Nothing contained in Sections 13A.3-13A.5 shall in any way limit the indemnities of Purchaser hereinabove in this Section 13A or hereinafter in this Section 13A set forth. After the earlier of (a) a final determination satisfactory to Seller in its sole and absolute discretion shall have been made of Seller's liability pursuant to this Section 13A with regard to the Employees, including any withdrawal liability under ERISA, and such liability finally settled to Seller's satisfaction in its sole and absolute discretion, whether by payments made out of the Union Escrow or by payments otherwise made by Purchaser, and the delivery of appropriate releases to Seller satisfactory to Seller in its sole and absolute discretion by all parties having an interest in the Union Escrow, as determined by Seller in its sole and absolute discretion, and (b) the expiration of six months after the Closing Date, then any unused portion of the Union Escrow shall be returned to Purchaser.

         13A.7 The Union Escrow shall be held by Escrow Agent in an interest bearing account with Citibank, N.A., or such other federally-insured lending institution as Escrow Agent may select and give notice of to Seller.

         13A.8 Escrow Provisions.

          A. The Union Escrow shall be held in escrow by Greenberg Traurig, LLP ("Escrow Agent") upon the terms and conditions of this Section 13A.

          B. It is agreed that:

               (i) The duties of Escrow Agent are only as herein specifically provided, and, except for the provisions of this Section 13A, are purely ministerial in nature, and Escrow Agent shall incur no liability whatever except for its own willful misconduct or gross negligence;

               (ii) Escrow Agent shall not be liable or responsible for the collection of the proceeds of any checks used to pay the Union Escrow;

               (iii) In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either of the other parties hereto or their successors;

               (iv) Escrow Agent may assume that any person purporting to give any notice of instructions in accordance with the provisions hereof has been duly authorized to do so;

               (v) Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent, Seller and Purchaser;

               (vi) Except as otherwise provided in this Section 13A, Seller and Purchaser shall jointly and severally reimburse and indemnify Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith, including reasonable attorneys' fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to this Agreement;

               (vii) Each of Seller and Purchaser hereby releases Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith (and without willful misconduct or gross negligence) in the performance of its duties hereunder; and

               (viii) Escrow Agent may resign upon 10 days written notice to Seller and Purchaser. If a successor Escrow Agent is not appointed by Seller and Purchaser within such 10 day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

          C. Escrow Agent is acting as a stakeholder only with respect to the Union Escrow. Except as otherwise provided in this Section 13A, Escrow Agent shall not deliver the Union Escrow except on seven days' prior written notice to the parties and only if neither party shall object within such seven day period. If there is any dispute as to whether Escrow Agent is obligated to deliver all or any portion of the Union Escrow or as to whom such Union Escrow is to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the same until receipt by Escrow Agent of an authorization in writing, signed by all of the parties having any interest in such dispute, directing the disposition of the Union Escrow (together with all interest thereon, if any), or in the absence of such authorization Escrow Agent may hold the Union Escrow (together with all interest thereon, if any), until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given or proceedings for such determination are not begun within 30 days after the date Escrow Agent shall have received written notice of such dispute, and thereafter diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Union Escrow (together with all interest thereon, if any), in court pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Union Escrow, or if the Union Escrow is split between the parties hereto, such costs of Escrow Agent shall be split, pro rata, between Seller and Purchaser, in inverse proportion to the amount of the Union Escrow received by each. Upon making delivery of the Union Escrow (together with interest thereon, if any), in the manner provided in this Agreement, Escrow Agent shall have no further obligation or liability hereunder.

          D. Escrow Agent has executed this Agreement solely to confirm that Escrow Agent has received the Union Escrow (if the Union Escrow is made by check, subject to collection) and will hold the Union Escrow, in escrow, pursuant to the provisions of this Agreement.

          E. Seller understands and acknowledges that Escrow Agent also serves as Purchaser's counsel and that Escrow Agent shall have the right to represent Purchaser in any dispute between Seller and Purchaser with respect to the Union Escrow, this Agreement or otherwise.

         13A.9 The provisions of this Section 13A shall survive the Closing.

         Section 14. Tax Protest Application

         14.1 (a) Seller hereby assigns to Purchaser, without representation, warranty or recourse of any kind, all of Seller's right, title and interest (if any) in and to the pending tax protest application filed for a reduction in the assessed valuation of the Premises for the July 1, 2001 - June 30, 2002 tax year.

         (b) Each party agrees to cooperate reasonably with the other party in connection with the prosecution by either of any real estate tax protest proceedings concerning the Premises, including the delivery to the other party, upon demand, of any relevant books and records, including receipted tax bills and canceled checks used in payment of any real estate taxes at issue, the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of a real estate tax refund by the party entitled thereto.

         (c) The provisions of Section 14.1(b) shall survive the Closing for a period of one year.

         Section 15. "As Is" Condition; No Reliance on other Representations

         15.1 Purchaser expressly acknowledges and confirms that it is accepting title to the Premises on an "AS-IS-WHERE-IS AND WITH ALL FAULTS" basis, except as otherwise provided herein.

         15.2 This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Purchaser acknowledges that neither Seller nor any of "Seller's Affiliates" (as hereinafter defined), nor any of their respective agents or representatives, have made any representations or held out any inducements to Purchaser, and Seller hereby specifically disclaims any representations, oral or written, past, present or future, other than those specifically set forth in Section 8.2. Without limiting the generality of the foregoing, Purchaser has not relied on any representations or warranties, and neither Seller nor any of Seller's Affiliates, nor any of their agents or representatives, has made or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to: (i) the status of title to the Premises; (ii) the Leases; (iii) the Contracts; (iv) the Licenses; (v) the current or future real estate tax liability, assessment or valuation of the Premises; (vi) the potential qualification of the Premises for any and all benefits conferred by any "Laws" (as hereinafter defined), whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated;
(vii) the compliance or non-compliance of the Premises in its current or any future state with applicable Laws (including environmental Laws) or any violations thereof, including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to any non-compliance with zoning Laws; (viii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise;
(ix) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Premises from any source, including, without limitation, any government authority or any lender; (x) the current or future use of the Premises, or the quantity of floor area development rights now available or which may hereafter become available to the Premises, or the entitlement or lack of entitlement of the Premises thereto; (xi) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of the Building, the suitability of the Building for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (xii) the viability or financial condition of any Tenant; (xiii) the status of the leasing market in which the Premises is located; or (xiv) the actual or projected income or operating expenses of the Premises.

         15.3 Purchaser acknowledges that Seller has afforded Purchaser the opportunity for full and complete investigations, examinations and inspections of the Property and all Property Information. Without limiting Seller's representations and warranties as set forth in Section 8.2, Purchaser acknowledges and agrees that (a) the Property Information delivered or made available to Purchaser and "Purchaser's Representatives" (as hereinafter defined), by Seller or Seller's Affiliates, or any of their agents or representatives, may have been prepared by third parties and may not be the work product of Seller and/or any of Seller's Affiliates; (b) neither Seller nor any of Seller's Affiliates have made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information, except as and to the extent specifically set forth in
Section 8.2; (c) all Property Information delivered or made available to Purchaser and Purchaser's Representatives has been furnished to each of them at the request, and for the convenience, of Purchaser; (d) except as specifically set forth in Section 8.2 and in the Schedules delivered by Seller pursuant thereto, Purchaser is relying solely on its own investigations, examinations and inspections of the Property and those of Purchaser's Representatives and is not relying in any way on the Property Information furnished by Seller or any of Seller's Affiliates, or any of their agents or representatives; and (e) except as specifically set forth in Section 8.2, Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information, and Purchaser hereby releases Seller and Seller's Affiliates, and their respective agents and representatives, from any and all liability with respect thereto.

         15.4 Purchaser, or anyone claiming by, through or under Purchaser, hereby fully and irrevocably releases Seller and Seller's Affiliates, and their agents and representatives, from any and all claims that it may now have or hereafter acquire against Seller or Seller's Affiliates, or their respective agents or representatives, for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors, or omissions in or concerning the Premises, or any other construction-related conditions (whether patent, latent or otherwise) affecting the Premises, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement.

         15.5 Purchaser acknowledges that it has inspected the Property, has become fully acquainted with its condition, and has reviewed all the Property Information. Except to the extent represented and warranted by Seller in
Section 8.2, Seller shall not be liable or bound in any manner by any oral or written "setups" or information pertaining to the Property or the rents furnished by Seller, Seller's Affiliates, their agents or representatives, any real estate broker, or other person.

         15.6 The provisions of this Section 15 shall survive the Closing or sooner termination of this Agreement.

         Section 16. Broker

         16.1 Purchaser represents and warrants to Seller, and Seller represents and warrants to Purchaser, that it has not dealt with any broker in connection with the sale of the Property and the transactions described herein, except for Williamson, Picket, Gross, Inc. and Cushman & Wakefield, Inc. (collectively, "Broker"). Purchaser shall pay the commission, if any, due and owing Broker, pursuant to separate agreement between Purchaser and Broker. Purchaser hereby indemnifies and agrees to defend and hold Seller harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which Seller may sustain, incur or be exposed to by reason of any claims by Broker and any other broker, finder or other person, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement, to the extent such claims are based on dealings or agreements with Purchaser. Seller hereby indemnifies and agrees to defend and hold Purchaser harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which Purchaser may sustain, incur or be exposed to by reason of any claims by any broker, finder or other person, other than Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement, to the extent such claims are based on dealings or agreements with Seller.

         16.2 The parties' obligations, representations and warranties contained in this Section 16 shall survive the Closing or sooner termination of this Agreement.

         Section 17. [Intentionally Deleted]


         Section 18. [Intentionally Deleted]


         Section 19. Indemnification


         19.1 Purchaser's Indemnification. Purchaser hereby indemnifies Seller and agrees to defend and hold Seller harmless from and against any and all loss, cost, damage, injury or expense arising out of or in any way related to
(a) claims for injury to or death of persons, or damage to Premises, occurring at the Premises on or after the Closing Date; (b) any claims arising out of or related to the ownership, operation, management, control or conduct of the business of the Premises on or after the Closing Date; and (c) any and all Future Commissions.

         19.2 Survival. The provisions of this Section 19 shall survive the Closing.

         Section 20. [Intentionally Deleted]


         Section 21. [Intentionally Deleted]


         Section 22. Access to Records

         22.1 For a period expiring on the earlier of five years subsequent to the Closing Date or the sale of the Property by Purchaser to an unaffiliated third party, Seller, Seller's Affiliates, and Seller's and their employees, agents, and representatives, shall be entitled to access, during business hours and upon reasonable prior notice to Purchaser, to all documents, books and records delivered by Seller to Purchaser at the Closing, for tax and accounting purposes, and for the resolution of any matters relating to the management or operation of the Premises during Seller's period of ownership thereof. Seller, Seller's Affiliates, and Seller's and their employees, agents, and representatives shall have the right, at their sole cost and expense, to make copies of such documents, books and records. Purchaser shall retain possession or control of such books and records until the expiration of such five year period or until the Premises is sold, whichever is sooner.

         22.2 For a period of four months after the Closing Date, Seller shall provide access to Purchaser and its accountants, at Purchaser's expense, to the unaudited operating statements of income and expense, and supporting records, for the Premises for calendar year 2000 and for the calendar quarter ending March 31, 2001, it being understood and agreed that such access shall be limited to property operating statements only, and only to such as pertain to the Premises exclusively; that such access shall not include access to Seller's income tax returns, partnership financial statements or other partnership records, third party appraisals, or internal analyses or valuations; and that no representation or warranty is made as to the accuracy or completeness of the operating statements or supporting records so made available to Purchaser.

         22.3 The provisions of this Section 22 shall survive the Closing for the respective periods indicated in Sections 22.1 and 22.2.

         Section 23. Notices

         23.1 All notices, elections, consents, approvals, demands, objections, requests or other communications which Seller or Purchaser may be required or desire to give pursuant to, under or by virtue of this Agreement shall be in writing and shall be sent (a) by U.S. certified or registered mail, return receipt requested, with postage prepaid; (b) by overnight U.S. Express Mail or by reputable overnight courier service (such as FedEx Corp. or United Parcel Service Inc.), against acknowledgement of receipt; (c) by hand delivery, against acknowledgement of receipt; or (d) by telecopier, provided a confirmatory copy is also sent by overnight U.S. Express Mail or reputable overnight courier service, against acknowledgement of receipt, within the next two business days. All such notices, elections, consents, approvals, demands, objections, requests or other communications sent in compliance with the provisions hereof shall be deemed given and received on (i) the date receipted for if sent by U.S. certified or registered mail, return receipt requested;
(ii) the date receipted for if sent by overnight U.S. Express Mail, overnight courier delivery, or hand delivery; or (iii) the date they are transmitted to the other party if sent by telecopier and electronic confirmation of receipt is received by the transmitting party, provided a confirmatory copy is sent by overnight U.S. Express Mail or reputable overnight courier service within the next two business days and such confirmatory copy is receipted for. For purposes of this Section 23.1, the addresses of the parties shall be as follows:

                  If to Seller:

                  RICHFIELD INVESTMENT COMPANY
                  317 Madison Avenue, Suite 1607
                  New York, New York 10017
                  Att: Andrew Russnok, President
                         - and -
                         Jean Wong
                  Telephone No.: (212) 949-4790
                  Telecopier No.: (212) 370-0293

                  - with a copy to -

                  FISCHBEIN o BADILLO o WAGNER o HARDING
                  909 Third Avenue
                  New York, New York 10022
                  Att:  Richard Berney, Esq.
                  Telephone No.:   (212) 453-3847
                  Telecopier No.:  (212) 644-7485

                  If to Purchaser:

                  GREEN 317 MADISON LLC
                  c/o SL Green Realty Corp.
                  420 Lexington Avenue
                  New York, New York  10170
                  Att:     Marc Holliday, President
                           - and -
                           Andrew S. Levine, Executive Vice President
                  Telephone No.: (212) 216-1684
                  Telecopier No.: (212)

                  - with a copy to -

                  GREEN 317 MADISON LLC
                  c/o LandAmerica Financial Group
                  655 Third Avenue

                  New York, New York 10017
                  Att:  Craig Feder, Vice President
                  Telephone No.: (212) 949-0100
                  Telecopier No.: (212) 856-8430

                  - and a copy to -

                  GREENBERG TRAURIG LLP
                  200 Park Avenue
                  New York, New York 10166
                  Att:  Robert J. Ivanhoe, Esq.
                  Telephone No.: (212) 801-9333
                  Telecopier No.: (212) 801-6400

         23.2 Seller or Purchaser may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 23.

         23.3 Notices and other communications given by the attorneys for Seller or Purchaser shall be deemed given by Seller or Purchaser, as the case may be.

         Section 24. Property Information

         24.1 The parties agree that, except for the form of press release by Purchaser being concurrently approved herewith by the parties, for a period of one year after the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written), or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, with any of its attorneys, accountants, professional consultants, or potential lenders or investors, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental and stock exchange, regulatory, disclosure, tax and reporting requirements, or from disclosing information to, or responding to inquiries from, financial advisors, investment advisors, and analysts about the Premises in accordance with SL Green Realty Corp.'s prior custom and practice.

         24.2 As used in this Agreement, (a) the term "Property Information" shall mean all information and documents in any way relating to the Property, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts and Licenses) furnished to, or otherwise made available for review by, Purchaser or "Purchaser's Representatives" (hereinafter defined), by Broker, Seller, any of Seller's Affiliates, or Seller's or their agents or representatives, including their contractors, engineers, attorneys, accountants, consultants, or advisors; and (b) the term "Purchaser's Representatives" shall mean Purchaser's directors, officers, employees, affiliates, partners, members, brokers, agents or other representatives, including attorneys, accountants, contractors, consultants, engineers and financial advisors.

         24.3 In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including injunctive relief or specific performance, against Purchaser or Purchaser's Representatives in order to enforce the provisions of Section 24.1, which right shall survive the Closing for a period of one year, and thereafter as to any breach occurring prior to the expiration of such period.

         Section 25. Miscellaneous

         25.1 This Agreement may not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party sought to be charged therewith.

         25.2 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         25.3 Except to the extent hereinabove otherwise expressly provided, all prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with the transactions contemplated hereby and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement.

         25.4 This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or the aid of canons requiring construction against Seller or the party drafting, or causing the drafting of, this Agreement.

         25.5 Except as otherwise expressly provided herein, Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of

Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

         25.6 (a) Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller (collectively, "Seller's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby.

               (b) Without limiting the generality of the foregoing provisions of this Section 25.6, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby.

               (c) In order to assure Purchaser of the availability of assets of Seller for recourse by Purchaser for liabilities or obligations of Seller surviving the Closing under this

          Agreement, Seller covenants to maintain a reserve in the form of cash or other liquid assets in the amount of $1,500,000 for a period expiring the later of (x) four months after the Closing or (y) until any claim timely asserted in writing by Purchaser against Seller after the Closing by reason of a surviving liability or obligation of Seller hereunder has been settled between the parties or finally determined by adjudication or arbitration pursuant to Section 26, as the case may be.

               (d) The provisions of this Section 25.6 shall survive the Closing or sooner termination of this Agreement.

         25.7 Purchaser agrees that, wherever this Agreement provides that Purchaser must send or give any notice, make an election or take some other action within a specific time period in order to exercise a right or remedy it may have hereunder, TIME SHALL BE OF THE ESSENCE with respect to the taking of such action, and Purchaser's failure to take such action within the applicable time period shall be deemed to be an irrevocable waiver by Purchaser of such right or remedy.

         25.8 No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver by either party of any breach hereunder by the other party or of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

         25.9 [Intentionally Deleted]

         25.10 This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

         25.11 Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference.

         25.12 The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

         25.13 This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

         25.14 (i) If the last day of any period prescribed herein for the giving of any notice, election, consent, approval, demand, objection or request or the submission of any documents by any party hereunder, or (ii) if the day on which any notice or other communication given hereunder is deemed given pursuant to Section 23, shall fall on a Saturday, Sunday or any day observed as a public holiday by the federal government or New York State or New York City, then such period shall be deemed to be extended to, or such notice or other communication shall be deemed given on, the immediately following day which is not a Saturday, Sunday or such public holiday. The term "business day" as used in this Agreement shall mean any day other than Saturday, Sunday or any day observed as a public holiday by the federal government, New York State, or New York City.

         25.15 Unless otherwise specified herein, (a) references to persons or parties include their permitted successors and assigns, if any; (b) the words "include" or "including", and words of similar import, shall be deemed to be followed by the words "but not limited to" or "without limitation"; (c) the words "hereto", "herein", "hereof", "hereunder", "herewith", and words of similar import, refer to this Agreement in its entirety; (d) unless otherwise specified herein, all references to Sections are to Sections of this Agreement; (e) references to a party or the parties to this Agreement shall mean, unless the context shall otherwise require, Purchaser as a party, on the one hand, and Seller as a party, on the other hand; and (f) the use of any pronoun shall include the corresponding masculine, feminine, and neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         25.16 [Intentionally Deleted]


         25.17 The term "Laws" shall mean any laws or governmental ordinances, rules, regulations, orders or requirements.

         25.18 [Intentionally Deleted]


         25.19 SUBJECT TO SECTION 26, SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

(WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. SUBJECT TO SECTION 26, SELLER AND PURCHASER HEREBY CONSENT AND SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURTS THEREFROM, FOR THE ADJUDICATION OF ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM, AND SELLER AND PURCHASER HEREBY WAIVE ANY OBJECTION OR DEFENSE OF INCONVENIENT FORUM OR IMPROPER VENUE BY REASON OF ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM BEING BROUGHT IN OR RAISED BEFORE SUCH COURTS.

         Section 26. Arbitration

         26.1 Any dispute, claim, or controversy arising out of or related to this Agreement, including any questions or disputes as to the validity, enforceability, interpretation, or construction thereof, or as to the performance or non-performance of the parties' respective obligations hereunder, shall, at the election of Seller, exercisable by notice given by Seller to Purchaser, be resolved exclusively by arbitration. Notice of Seller's election to arbitrate shall be given by Seller prior to Seller's commencement of any action with regard to such dispute, claim, or controversy. No action with regard to such dispute, claim, or controversy shall be commenced by Purchaser unless Seller shall have been given at least 10 business days prior notice by Purchaser of its intention to commence such action and Seller shall have failed within such period to give notice to Purchaser of Seller's election to arbitrate. Following notice by Seller of such election to arbitrate, Seller shall petition or apply to the American Arbitration Association (or any organization successor in function thereto) ("AAA") in the City, County, and State of New York for the arbitration of such dispute, claim, or controversy by a single arbitrator selected by the AAA in accordance with the "AAA" Rules (hereinafter defined) and qualified as hereinafter provided. In such petition or application Seller shall give notice to such body of the provisions of this Section, including those relating to the qualifications of such arbitrator.

         26.2 The arbitration shall be conducted in the City, County, and State of New York, in accordance with the commercial arbitration rules then obtaining of the AAA (the "AAA Rules"). The arbitrator shall be a member of the Bar of the State of New York with at least 25 years' experience in either New York City commercial real estate transactions or New York City commercial real estate litigation, or both. There shall be no discovery (including depositions) in connection with such arbitration, other than the production of documents and the identification of witnesses upon which each party will rely to support its claims or defenses. The arbitrator shall render his decision in writing and set forth in reasonable detail the basis for such decision and any resultant award. The arbitrator shall be authorized to award injunctive and other equitable relief. In rendering his decision, the arbitrator shall (i) be bound by the substantive laws of the State of New York; (ii) be bound by each of the provisions of this Agreement; and (iii) not add to, subtract from, or otherwise modify any of the provisions of this Agreement, including the provisions of Sections 8.5 and 18.3 limiting Seller's liability under the circumstances provided for therein. The decision of the arbitrator shall be final and shall not be subject to judicial review; provided, however, that judgment upon the arbitrator's decision shall be entered in, and shall be enforced by, a court of competent jurisdiction as described in Section 25.19 upon application by either party.

         26.3 During the pendency of the arbitration, but before the rendering of the arbitrator's decision therein: (a) the parties shall share equally the fees and other charges of the AAA, as billed, including the arbitrator's fees, hearing room rental fees (if any), and other related costs (collectively, "arbitration costs"); and (b) each party shall bear its own attorneys' and experts' fees and costs incurred in connection with the arbitration (collectively, "individual party costs"). The party substantially prevailing in the arbitration ("prevailing party") shall be entitled to have its reasonable individual party costs paid or reimbursed by the other party ("non-prevailing party"), and to be paid or reimbursed by the non-prevailing party for all of the arbitration costs incurred or paid by the prevailing party. Prior to the arbitrator's issuance of his decision, the parties shall submit to the arbitrator evidence of their respective, reasonable individual party costs. The reasonableness of such sums shall be determined, and the determination as to which party (if any) is the prevailing party, shall be made, by the arbitrator. If in the arbitrator's judgment neither party is the prevailing party, then the arbitration costs shall be borne by the parties equally and each party shall then bear its own individual party costs.

         26.4 Neither party shall release or cause or permit to be released any press notices or other public announcements of the initiation or pendency of any arbitration proceeding pursuant hereto, except to the extent any such public disclosure is required by reason of such party's obligations to comply with applicable Laws. The decision and any resultant award in any such arbitration proceeding, and all pleadings and other materials submitted or introduced by the parties therein, shall be kept strictly confidential, except to the extent necessary to obtain and enforce judgment upon such decision or as otherwise required by any applicable Laws.

         26.5 In the event of any conflict or inconsistency between the provisions of this Section 26 and the AAA Rules, the provisions of this
Section 26 shall prevail to the maximum extent permitted by such rules.

         26.6 The provisions of this Section 26 shall survive the Closing.

                          [ SIGNATURE PAGE FOLLOWS ]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                        SELLER:
Taxpayer ID:                            RICHFIELD INVESTMENT COMPANY

13-316908                               By:  Shipcentral Realty, Inc., its
                                             General Partner



                                             By: /s/ Andrew Russnok
                                                -----------------------------
                                                 Name:  Andrew Russnok
                                                 Title: President


                                        PURCHASER:
Taxpayer ID:                            GREEN 317 MADISON LLC

54-1688372                              By:  BEC 317 LLC, its Manager

                                             By:  Building Exchange Company,
                                                  its Manager

                                                  By:  /s/ Craig Feder
                                                       -----------------------
                                                       Name:  Craig Feder
                                                       Title: Vice President



                    [JOINDERS BY SL GREEN REALTY CORP. AND
                        GREENBERG, TRAURIG LLP FOLLOW]

                                 JOINDERS FOR
                           PURPOSES OF SECTION 13A:

Joinder by Greenberg Traurig, LLP:

         The undersigned acknowledges receipt of the sum of $216,096.49, constituting the "Union Escrow" referred to in Section 13A. of the above Sale-Purchase Agreement, and agrees to hold such sum (and interest thereon) in escrow and to act as "Escrow Agent" with respect thereto, upon the terms and conditions contained in said Section 13A. The provisions of Sections 25.19 and 26 of said Sale-Purchase Agreement shall be applicable hereto, subject to the undersigned's rights to deposit said Union Escrow in court under Paragraph C of Section 13A.8 above.

                                        GREENBERG TRAURIG, LLP


                                        By:  /s/ Stephen Rabinowitz
                                             ----------------------------------
                                             Name:
                                             Title:


Joinder by SL Green Realty Corp.:

         The undersigned, for good and valuable consideration, hereby assumes the indemnification obligations of "Purchaser" under Section 13A. of the above Sale-Purchase Agreement and agrees to be bound thereby, jointly and severally with Purchaser, with the same force and effect as if the undersigned were the named "Purchaser" for such purpose. This Joinder shall not release or relieve the "Purchaser" from such obligations. In the event and to the extent that this Joinder shall be construed as a guaranty, and the undersigned deemed a guarantor, of such obligations, then such guaranty shall be construed as a guaranty of payment, not collection, and the "Seller" under such Sale-Purchase Agreement shall be entitled to proceed against the undersigned directly, whether before, simultaneously with, or after proceeding against Purchaser.

         This Joinder shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of the "Seller" and its successors and assigns.

         The provisions of Sections 25.19 and 26 of the above Sale-Purchase Agreement shall be applicable hereto.

                                        SL GREEN REALTY CORP.,
                                        a Maryland corporation


                                        By:  /s/ Marc Holliday
                                            ----------------------------------
                                            Name:    Marc Holliday
                                            Title:   President





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                               TABLE OF CONTENTS


Section                                                                   Page

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Section 1.   Sale of Premises................................................2

Section 2.   Purchase Price..................................................3

Section 3.   Apportionments..................................................4

Section 4.   Closing Date...................................................14

Section 5.   Permitted Encumbrances.........................................15

Section 6.   Title..........................................................15

Section 7.   Violations; Administrative Code Obligations....................15

Section 8.   Representations and Warranties of Seller.......................16

Section 9.   Representations and Warranties of Purchaser....................23

Section 10.  Costs of Transaction; Transfer Taxes...........................25

Section 11.  [Intentionally Deleted]........................................26

Section 12.  Documents and Items to be Delivered by Seller at Closing.......26

Section 13.  Documents and Items to be Delivered by Purchaser at Closing....30

Section 13A. Union Contracts; Union Escrow..................................30

Section 14.  Tax Protest Application........................................39

Section 15.  "As Is" Condition; No Reliance on other Representations........39

Section 16.  Broker.........................................................43

Section 17.  [Intentionally Deleted]........................................44


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Section 18.  [Intentionally Deleted]........................................44

Section 19.  Indemnification................................................44

Section 20.  [Intentionally Deleted]........................................45

Section 21.  [Intentionally Deleted]........................................45

Section 22.  Access to Records..............................................45

Section 23.  Notices........................................................46

Section 24.  Property Information...........................................48

Section 25.  Miscellaneous..................................................50

Section 26.  Arbitration....................................................55



Index of Defined Terms



                              INDEX OF SCHEDULES

                                     -AND-

                               INDEX OF EXHIBITS

                                    FOLLOW



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                       INDEX OF SCHEDULES


    Item                                                   Section Reference

Schedule  "A"       Legal Description of Premises                        1.1

Schedule  "B"       Permitted Encumbrances                               5.1

Schedule  "C"       Lease Schedule                                    8.2(a)

Schedule  "D"       Arrearages Schedule                               8.2(b)

Schedule  "E"       Security Deposit Schedule                         8.2(e)

Schedule  "F"       Payroll Schedule                                  8.2(h)

Schedule  "G"       Contracts Schedule                                8.2(f)




                        INDEX OF EXHIBITS

Exhibit  "A"        Deed                                             12.1(a)

Exhibit  "B"        Termination of Prime Lease                  1.2; 12.1(b)

Exhibit  "C"        Space Lease Assignment                           12.1(c)

Exhibit  "D"        Contract and License Assignment                  12.1(d)

Exhibit  "E"        Bill of Sale                                     12.1(e)

Exhibit  "F"        Tenant Notice                                    12.1(g)

Exhibit  "G"        Contractor Notice                                12.1(g)

Exhibit  "H"        Non-Foreign Person Certification                 12.1(k)

Exhibit  "I"        Tenant Estoppel                                  12.1(m)



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                            INDEX OF DEFINED TERMS


Term                                                             Section


AAA...........................................................     26.1
AAA Rules.....................................................     26.2
Additional Rents..............................................      3.4(a)
arbitration costs.............................................     26.3
Arrearages Schedule...........................................      8.2(b)

Basket........................................................      8.5(d)
Bill of Sale..................................................     12.1(e)
Broker........................................................     16.1
Building......................................................      1.1
business day..................................................     25.14

Closing.......................................................      4.1
Closing Date..................................................      4.1
Contract and License Agreement................................     12.1(d)
Contractor Notices............................................     12.1(g)
contracts.....................................................      8.2(h)
Contracts.....................................................      8.2(h)
Contracts Schedule............................................      8.2(h)
Commonwealth..................................................      6.1(a)
cooperating party.............................................      3.5(a)
Current Commissions...........................................      8.2(i)

Deed..........................................................     12.1(a)

Employees.....................................................      8.2(g)
Escrow Agent..................................................     13A.8.A

FIRPTA........................................................      8.1(d)
Future Commissions............................................      8.2(i)

individual party costs........................................     26.3

Land..........................................................      1.1
Laws..........................................................     25.17
leases........................................................      8.2(a)
Leases........................................................      8.2(a)
Lease Schedule................................................      8.2(a)
Licensee......................................................     12.1(d)



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non-prevailing party..........................................     26.3
Notice of Objection...........................................     20.3

Payroll Schedule..............................................      8.2(g)
Permitted Encumbrances........................................      5.1
Personal Property.............................................      1.1
Premises......................................................      1.1
prevailing party..............................................     26.3
Property......................................................      1.1
Property Information..........................................     24.4
Purchase Price................................................      2.1
Purchaser.....................................................   preamble
Purchaser's Documents.........................................      9.1(b)
Purchaser's Representatives...................................     24.4

requesting party..............................................      3.5(a)

Security Deposit Schedule.....................................      8.2(d)
Seller........................................................   preamble
Seller's Affiliates...........................................     25.6(a)
Seller's Documents............................................      8.1(b)
Seller's Knowledge............................................      8.4
Space Lease Assignment........................................     12.1(c)

Tenant Estoppels..............................................     12.1(m)
Tenant Notices................................................     12.1(g)
Tenants.......................................................      8.2(b)
Termination of Prime Lease....................................     12.1(b)
Title Commitment..............................................      6.1(a)
Title Company.................................................      6.1(a)
Transfer Tax Returns..........................................     10.5

Union Contracts...............................................      8.2(f)
Unions........................................................      8.2(f)

Violations....................................................      7.1

WPG...........................................................      8.4


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